Morgan Stanley Tax-Managed Growth Fund
                     Item 77(o) 10f-3 Transactions
                   April 1, 2001- September 30, 2001


Security Date of    Price    Shares  % of    Total         Purcha   Broker
         Purchase   Of       Purcha  Assets  Issued        sed
                    Shares   sed                           By
                                                           Fund
Kraft    6/28/200   $31.00   39,400  0.080%  $8,680,000,0  0.014%   Vangua
Inc/KFT      1                                   00.00                rd
                                                                    Capita
                                                                       l
Peabody  6/5/2001   $28.00   4,600   0.080%  $420,000,000  0.031%   Lehman
Energy                                            .00               Brothe
Corp/BTU                                                              rs
 .
Tellium  6/5/2001   $15.00    300    0.000%  $135,000,000  0.003%    CIBC
Inc/TELM                                          .00
Willis   6/28/200   $13.50   4,000   0.080%  $270,000,000  0.020%   Salomo
Group        1                                    .00                  n
Holdings
/WSH


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